UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 23, 2021
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01.     Other Events

San Dimas, California, November 29, 2021….American States Water Company (NYSE:AWR) announced that on November 23, 2021, its regulated water utility subsidiary, Golden State Water Company (GSWC) and the Public Advocates Office (Cal Advocates) at the California Public Utilities Commission (CPUC) filed a joint motion to adopt a settlement agreement between GSWC and Cal Advocates in connection with the water utility general rate case. GSWC had filed a general rate case application in July 2020 for all of its water regions and the general office to determine new rates for the years 2022 - 2024.

The settlement agreement, if approved, resolves all issues related to the calculation of the 2022 annual revenue requirement in the general rate case application, leaving only three unresolved issues. Among other things, the settlement authorizes GSWC to invest approximately $416.6 million in capital infrastructure over the three-year cycle including $11.8 million of capital projects to be filed for revenue recovery through advice letters when those projects are completed. Excluding the advice letter project revenues, under the terms of the settlement agreement GSWC’s adopted operating revenues less water supply costs (RLWSC) for 2022 increases by approximately $20.6 million as compared to the 2021 adopted RLWSC. The settlement agreement also allows for potential additional increases in adopted revenues for 2023 and 2024 subject to an earnings test and changes to the forecasted inflationary index values. The three remaining unresolved issues relate to GSWC's requests for: (i) a medical cost balancing account, (ii) a general liability insurance cost balancing account, and (iii) the consolidation of two of GSWC's customer service areas. With regards to these unresolved issues, GSWC and Cal Advocates have filed briefs with the CPUC. When the administrative law judge in the proceeding issues a proposed decision, it will address the three unresolved issues along with the settlement agreement filed by GSWC and Cal Advocates. The CPUC is expected to issue a proposed decision in the water general rate case during the first half of 2022. When approved, the new rates are expected to become effective and retroactive to January 1, 2022.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release: American States Water Company Announces a Settlement Agreement in its Water Utility General Rate Case
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
Date: November 29, 2021	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
Date: November 29, 2021	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary